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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date earliest event reported) November 17, 2000

                          CORAM HEALTHCARE CORPORATION

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              (Exact name of registrant as specified in charter)


          Delaware                      1-11343               33-0615337
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(State or other jurisdiction         (Commission            (IRS Employer
         of incorporation)           File Number)         Identification No.)


          1125 Seventeenth Street, Suite 2100, Denver, Colorado        80202
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                   (Address of principal executive offices)         (Zip code)


Registrant's telephone number, including area code (303) 292-4973
                                                    -------------

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         (Former name or former address, if changed since last report)


   Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [X] No [ ]


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ITEM 5.  OTHER EVENTS

On November 17, 2000, Coram Healthcare Corporation and Coram, Inc., (collectively the "Debtors") reached a preliminary agreement to settle certain claims with two of their wholly-owned subsidiaries, which are subject to separate Chapter 11 bankruptcy proceedings before the United States Bankruptcy Court, Coram Resource Network, Inc., and Coram Independent Practice Association, (collectively, the "R-Net Subsidiaries"). The agreement was approved by both the Debtors' and the R-Net Subsidiaries' bankruptcy estates and the Bankruptcy Court judge overseeing the proceedings. In connection with the finalization of the agreement, the Debtors paid $500,000 to the R-Net Subsidiaries in January 2001 in order to, among other things, cause the withdrawal of the R-Net Subsidiaries' substantive consolidation motion from the Debtors' bankruptcy proceedings. For further details, a copy of the related settlement agreement is attached hereto as Exhibit 10.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits

         Exhibit
         Number           Description of Document
         -------          -----------------------

         10.1 Settlement Agreement entered into by and among Coram Resource Network, Inc., Coram Independent Practice Association, Coram Healthcare Corporation and Coram, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CORAM HEALTHCARE CORPORATION



Date:  April 4, 2001             By:         /s/       SCOTT R. DANITZ
                                     ------------------------------------------
                                       Name:  Scott R. Danitz
                                         Title:  Senior Vice President, Chief
                                             Financial Officer and Treasurer